Exhibit 10.13

                             BLACK HILLS CORPORATION
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


         1. Purpose of Plan and Effective Date. The effective date of this Black Hills Corporation Nonqualified Deferred Compensation Plan ("Plan") shall be the 1st day of June, 1999. The purpose of the Plan is to provide benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. It is the intention of Company that this Plan shall be administered as an unfunded benefit plan established and maintained for a select group of management or highly compensated employees.

         2. Definitions. For purposes of this Plan, the following phrases or terms have the indicated meanings unless otherwise clearly apparent from the context:

                  (a) "Beneficiary" shall mean the person, persons, or estate of a Participant, entitled to receive any benefits subsequent to the death of a Participant under a Beneficiary Designation form entered into in accordance with the terms of this Plan.

                  (b) "Base Salary" shall mean the compensation paid to a Participant by the Employer during a calendar year, including any compensation reduction under a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code or under a flexible benefit program under Section 125 of the Internal Revenue Code but not including any amounts paid to the Participant as overtime, bonus, commission, or incentive compensation, nor reimbursements and expense allowances, fringe benefits, moving expenses, nonqualified deferred compensation, or welfare benefits.

                  (c) "Beneficiary Designation" shall mean the form of written agreement, by which the Participant names the Beneficiary(ies) under the Plan.

                  (d)      "Board  of   Directors"   shall  mean  the  Board  of
                           Directors of Company.

                  (e) "Change in Control" shall mean any of the following events:

                           (1) An acquisition (other than directly from the Company) of any common stock of the Company (the "Common Stock") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the Common Stock of the Company; provided, however, in determining whether a Change in Control has occurred, Common Stock which is acquired in a "Noncontrol Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change  in  Control.  A  "Noncontrol
                                    Acquisition"  shall mean an  acquisition  by
                                    (i) an  employee  benefit  plan  (or a trust
                                    forming a part  thereof)  maintained  by (A)
                                    the Company or (B) any  corporation or other
                                    Person  of which a  majority  of its  voting
                                    power  or  its  voting   equity   securities
                                    ("Voting  Securities") or equity interest is
                                    owned,   directly  or  indirectly,   by  the
                                    Company (for purposes of this definition,  a
                                    "Subsidiary"),   (ii)  the  Company  or  its
                                    Subsidiaries,   or  (iii)   any   Person  in
                                    connection  with a "Noncontrol  Transaction"
                                    (as hereinafter defined);

                           (2) The individuals who, as of January 1, 1997, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially  assumed  office  as a  result  of
                                    either  an actual  or  threatened  "Election
                                    Contest"   (as   described  in  Rule  14a-11
                                    promulgated under the Exchange Act) or other
                                    actual or threatened solicitation of proxies
                                    or  consents  by or on  behalf  of a  Person
                                    other  than the  Board (a  "Proxy  Contest")
                                    including   by  reason   of  any   agreement
                                    intended  to avoid or  settle  any  Election
                                    Contest or Proxy Contest; or

                           (3)      Approval by shareholders of the Company of:

                                    (i)     A    merger,     consolidation    or
                                            reorganization     involving     the
                                            Company,    unless   such    merger,
                                            consolidation or reorganization is a
                                            "Noncontrol      Transaction."     A
                                            "Noncontrol  Transaction" shall mean
                                            a    merger,     consolidation    or
                                            reorganization of the Company where:

                                            (A)      the   shareholders  of  the
                                                     Company, immediately before
                                                     such merger,  consolidation
                                                     or   reorganization,    own
                                                     directly   or    indirectly
                                                     immediately  following such
                                                     merger,   consolidation  or
                                                     reorganization,   at  least
                                                     seventy  percent  (70%)  of
                                                     the  combined  voting power
                                                     of the  outstanding  Voting
                                                     Securities      of      the
                                                     corporation  resulting from
                                                     such        merger       or
                                                     consolidation            or
                                                     reorganization         (the
                                                     "Surviving Corporation") in
                                                     substantially    the   same
                                                     proportion     as     their
                                                     ownership   of  the  Voting
                                                     Securities      immediately
                                                     before     such     merger,
                                                     consolidation            or
                                                     reorganization.

                                            (B)      the  individuals  who  were
                                                     members  of  the  Incumbent
                                                     Board  immediately prior to
                                                     the    execution   of   the
                                                     agreement   providing   for
                                                     such merger,  consolidation
                                                     or           reorganization
                                                     constitute     at     least
                                                     two-thirds  of the  members
                                                     of the  board of  directors
                                                     of      the       Surviving
                                                     Corporation,      or      a
                                                     corporation    beneficially
                                                     directly   or    indirectly
                                                     owning  a  majority  of the
                                                     Voting  Securities  of  the
                                                     Surviving Corporation, and

                                            (C)      no  Person  other  than (i)
                                                     the   Company,   (ii)   any
                                                     Subsidiary,    (iii)    any
                                                     employee  benefit  plan (or
                                                     any  trust  forming  a part
                                                     thereof)  maintained by the
                                                     Company,    the   Surviving
                                                     Corporation,     or     any
                                                     Subsidiary,   or  (iv)  any
                                                     Person   who,   immediately
                                                     prior   to   such   merger,
                                                     consolidation            or
                                                     reorganization          had
                                                     Beneficial   Ownership   of
                                                     thirty   percent  (30%)  or
                                                     more     of    the     then
                                                     outstanding          Voting
                                                     Securities), has Beneficial
                                                     Ownership of thirty percent
                                                     (30%)   or   more   of  the
                                                     combined  voting  power  of
                                                     the Surviving Corporation's
                                                     then   outstanding   Voting
                                                     Securities.

                                    (ii) A complete  liquidation  or dissolution
                                         of the Company; or

                                    (iii)   An  agreement  for the sale or other
                                            disposition of all or  substantially
                                            all of the assets of the  Company to
                                            any Person other than (x) a transfer
                                            to a  Subsidiary  or (y) a  sale  or
                                            transfer  of  a  Subsidiary  by  the
                                            Company   except  if  such  sale  or
                                            transfer  would  be a sale or  other
                                            disposition of all or  substantially
                                            all of the assets of the Company.

                           (4) Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

               (f) "Committee" shall mean the Compensation Committee of the Board of Directors.

               (g) "Company" shall mean Black Hills Corporation, a South Dakota corporation, with principal offices in the State of South Dakota.

               (h) "Elective Contribution" means that part of a Participant's compensation that such Participant has elected to defer pursuant to Section 4.1.

               (i) "Incentive Contribution" means that portion of a Participant's award under the Company's Short Term Annual Incentive Plan ("STIP") which the Participant has elected to defer under the STIP and under Section 4.2.

               (j) "Employer" shall mean the Company and any Subsidiary that duly adopts the Plan.

               (k) "Employee" shall mean any person who is in the regular full-time employment of the Company or a Subsidiary, as determined by the personnel rules and practices of the Company or a Subsidiary. The term does not include persons who are retained by the Company or a Subsidiary solely as consultants.

               (l) "Participant" shall mean an Employee who is selected to participate in the Plan.

               (m) "Participant's Account" shall mean the memorandum account established and maintained by the Company for each Participant with respect to the Participant's total interest in the Plan resulting from the Participant's Elective Contributions and Incentive Contributions plus the earnings thereon.

               (n) "Plan Year" shall mean the Plan's accounting year of 12 months beginning on January 1 and ending on the following December 31.

               (o) "Retirement" and "Retire" shall mean severance of employment with Employer, for any reason.

               (p) "Subsidiary" shall mean any business organization in which Company, directly or indirectly, owns a majority of its voting power or voting equity securities or equity interest and which the Board of Directors designates as a Subsidiary for purposes of this Plan.

         3. Eligibility and Participation. In order to be eligible for participation in the Plan, an Employee must be selected by the Committee. The Committee, in its sole and absolute discretion, shall determine eligibility for participation from among management or highly compensated employees of the Employer in accordance with the purposes of the Plan.

         4.       Contributions.

                  4.1 Elective Contributions. Each Participant may elect to defer up to 50% of the Participant's Base Salary. An election to defer must be made in writing prior to the beginning of a Plan Year; provided, that (a) in the Plan Year in which the Plan is first implemented, a Participant may make an election to defer compensation earned subsequent to the election within 30 days after the date the Plan is effective and (b) in the first year in which a Participant becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer compensation earned subsequent to the election within 30 days after the date the Participant becomes eligible. This election shall be irrevocable for that Plan Year and shall continue to be valid unless subsequently revoked for the following Plan Years. The amount by which the Participant's Base Salary is reduced shall be that Participant's Elective Contribution and shall be allocated to that Participant's Account on a monthly basis.


                  4.2 Incentive Contributions. In addition to the Elective Contributions, a Participant, if eligible under the STIP, may elect under the terms of the Company's STIP, to defer the receipt of all or any portion of a Participant's award thereunder, including shares of Company stock. The amount of the award deferred under the STIP shall be allocated to a Participant's Account. In the event that Participant defers a stock award under the STIP, then the Company shall establish within the Participant's Account a common stock equivalent memorandum account ("Stock Account") and shall credit the Stock Account with Company common stock equivalents, including fractional equivalents. Appropriate adjustments shall be made to the Stock Account for stock splits, stock dividends, mergers, consolidation and other similar circumstances affecting the Company common stock.

         5. Earnings on Participant's Account. Each Participant may, at the time of his deferral election, choose to allocate the amount of Elective Contributions deferred and the amount of the Incentive Contributions deferred (except for the Company stock deferred) into certain categories of hypothetical investments to be determined by the Participant as are available under the range of investments as may be allowed by any third-party service provider to the Plan, or trustee, if any, or if none, from the range of investments as determined by the Committee in its discretion. The amounts deferred into a Participant's Account shall change in value based upon the allocated underlying hypothetical investments, including Company Stock.

         6. Payment of Benefit. Upon Retirement of a Participant, the Employer shall pay to or cause to be paid to such Participant the then amount in the Participant's Account. At the time that a Participant makes a deferral election, the Participant shall choose from the following payment options: (a) a lump sum payment to be paid within 30 days of Retirement, or (b) annual or monthly installment payments over a period of years designated by Employee but not to exceed 15 years. Once payments hereunder have begun, the payment option chosen is irrevocable. In the event that a Participant has elected a payment option and desires to change the same prior to such payment option becoming irrevocable, Participant may make a request of the Committee to change the payment option; provided, that such request shall not become effective until the Plan Year subsequent to the Plan Year in which the request is made.

         If the installment payment is elected, the first payment shall be made in cash to Employee on the 1st day of January following the date on which Employee Retires. Annual payments for each succeeding year shall be paid to Employee on the first January of each succeeding year. Monthly payments shall be made on the first day of each month. Subsequent to the first installment payment, accrued interest on the unpaid accumulated balance will be added to each subsequent payment based on amortization over the term of payment. The interest rate to be used shall be equal to the seven year United States Treasury Bond yield as determined on the Retirement date.

         In the event of Employee's death after Retirement, and in the event installment payments had been elected, the payments shall be made as provided herein on each payment date established and shall continue until paid in full to Participant's Beneficiary; provided, however, that Participant's Beneficiary, or personal representative, as the case may be, shall have the option, by written notice given to Company within 12 months after Participant's death, to receive any remaining installment payments in a lump sum. If such option is exercised, the lump sum shall be paid within 60 days thereafter.

         7. Payment of Benefits upon Unforeseeable Emergency. Notwithstanding paragraph 6 above, in the event of an Unforeseeable Emergency as hereafter defined, a Participant may withdraw amounts from the Participant's Account to the extent reasonably needed to satisfy the Unforeseeable Emergency. In addition, in the event of an Unforeseeable Emergency, Participant may cease contributions during a Plan Year notwithstanding Section 4.1. For the purposes of this paragraph an "Unforeseeable Emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Internal Revenue Code ss. 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved--(a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or
(c) by cessation of Contributions under the Plan. Examples of what are not considered to be an Unforeseeable Emergency include the need to send a Participant's child to college or the desire to purchase a home.

         8.       Death Benefit and Disability Benefits.

                  8.1 Amount and Payment of Death Benefit. If a Participant dies before Retirement, the Employer will pay or cause to be paid as a death benefit to such Participant's Beneficiary the balance of the Participant's Account, in a lump sum.

         Proof of death in a form determined acceptable by the Committee must be furnished.

                  8.2 Total Disability. If a Participant becomes totally and permanently disabled before he or she ceases to be employed by the Employer, the balance of the Participant's Account shall be paid in a lump sum; provided, that the Committee, in its sole discretion, may pay out Participant's Account balance in installments.

         The determination of total and permanent disability for purposes of this section, shall be made by the Committee in its sole and absolute discretion.

                  8.3 Time of  Payment.  The benefit  paid under  Section 8.1 or
Section 8.2 shall be paid as soon as possible following the Participant's death or the date on which the Committee determines a Participant is totally or permanently disabled but not later than 12 months following Participant's death or determination of total or permanent disability.

         9. Change in Control. In the event of a Change in Control, a Participant shall have the option to request immediate distribution of the Participant's Account as if Participant had Retired, whether or not Participant's employment status with Company or any successor of Company has changed.

          10. Beneficiary. Participant shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation. The Beneficiary Designation must be approved in writing by the Committee; however, upon the Committee's acknowledgment of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant. If the Committee has any doubt as to the proper Beneficiary to receive payments, it shall have the right to withhold payments until the matter is finally adjudicated or to interplead the Participant's Account into a court of competent jurisdiction. Any payment made by the Employer in good faith and in accordance with the provisions of this Plan and a Participant's Beneficiary Designation shall fully discharge the Employer and Committee from all further obligations with respect to the payment.

         11.      Source of Benefits.

                  11.1 Benefits Payable from General Assets. Amounts payable shall be paid exclusively from the general assets of the Employer, and no person entitled to payment shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for payment. The Employer's liability for the payment of benefits shall be evidenced only by this Plan. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

                  11.2 Investments to Facilitate Payment of Benefits. Although the Employer is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Employer may elect to do so and may also elect to acquire life insurance policies on any Participant or create a "Rabbi" trust.

         The Participant also understands and agrees that the participation of Participant, in any way, in the acquisition of any insurance policy or any other general asset by the Employer shall not constitute a representation to the Employee, the designated recipient, or any person claiming through the Employee that any of them has a special or beneficial interest in the general asset.

                  11.3  Employer   Obligation.   The  Employer   shall  have  no
obligation of any nature whatsoever to a Participant under this Plan other than what is specifically stated in the Plan.

         12. Termination of Employment. This Plan does not obligate the Employer to continue the employment of a Participant with the Employer nor does it limit the right of the Employer at any time and for any reason to terminate the Participant's employment. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer or otherwise, shall immediately terminate a Participant's continued participation in this Plan. In no event shall this Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Employer and a Participant.

         13.      Terminations, Amendments, Modification or Supplement of Plan.

                  13.1 Termination, Amendment and Modifications. The Employer reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, and from time to time, at any time. Such right to terminate, amend, modify, or supplement this Plan shall be exercised for the Employer by the Board of Directors; provided, however, that no action to terminate this Plan shall be taken except upon written notice to each Participant to be affected, which notice shall be given not less than 30 days prior to the action. Any action under this Section 14.1 shall not affect rights previously accrued under this Plan.

                  13.2 Rights and Obligations Upon Termination. Upon the termination of this Plan by the Board of Directors, the Participant's Account shall be paid as if the Participant had Retired as of the date the Plan was terminated.

         14. Other Benefits and Agreements. The benefits provided for a Participant and any Beneficiary hereunder and under this Plan are in addition to any other benefits available to such Participant under any other program or plan of the Employer for its employees, and, except as may otherwise be expressly provided for, this Plan shall supplement and shall not supersede, modify, or amend any other program or plan of the Employer or a Participant.

         15. Restrictions on Alienation of Benefits. No right or benefit under this Plan shall be subject to sale, assignment, or encumbrances, and any attempt to sell, assign, or encumber the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to sell, assign, or encumber any right to a benefit under this Plan then such right or benefit shall, in the discretion of the Committee, terminate, and, in that event, the Committee shall hold or apply the same or any part of it for the benefit of the Participant or Beneficiary, or the Participant's spouse, children, or other dependents, in a manner and in a portion that the Committee, in its sole and absolute discretion, may deem proper.

         16. Withholding. There shall be deducted from all benefits paid under this Plan the amount of any taxes required to be withheld by any federal, state or local government. The Participants and their Beneficiaries will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts paid under this Plan.

         17. Administration of this Plan.

                  17.1 Appointment of Committee. The general administration of this Plan, as well as its construction and interpretation, shall be vested in the Committee or its successor, as the members of which are designated and appointed from time to time by the Board of Directors.

                  17.2 Committee Rules and Powers -- General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Employer and all persons having or claiming to have any right or interest in or under the Plan.

                  17.3 Reliance on Certificate, Etc. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

                  17.4 Determination of Benefits. In addition to the powers specified, the Committee shall have the power to compute and certify under this Plan the amount and kind of benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

                  17.5 Information to Committee. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

         18. Claims. All claims for benefits under the Plan shall be made to the Committee. If the Committee denies a claim, the Committee may provide notice to the Participant or beneficiary, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim, not to exceed an additional 90 days. If the Committee does not notify the Participant or Beneficiary of the denial of the claim within the time period specified above, then the claim shall be deemed denied. The notice of a denial of a claim shall be written in a manner calculated to be understood by the claimant and shall set forth (1) specific references to the pertinent Plan provisions on which the denial is based; (2) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and (3) an explanation of the Plan's claim procedure.

         Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Committee for a full and fair review. The claimant or his duly authorized representative may (1) request a review upon written notice to the Committee; (2) review pertinent documents; and (3) submit issues and comments in writing.

         A decision on the review by the Committee will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing (such as the need to hold a hearing), in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         19.      Miscellaneous.

                  19.1 Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer. The Employer may require the Participant, legal representative, or Beneficiary, as a condition precedent to payment, to execute a receipt and release in a form it may determine.

                  19.2 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan. The liability of the Employer to make any payment under this Plan is limited to the then available assets of the Employer.

                  19.3 Employer Records. Records of the Employer as to a Participant's employment, termination of employment and the reason therefor, re-employment, authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

                  19.4 Evidence. Evidence required of anyone under this Plan and any Plan Agreement executed may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

                  19.5 Administration Expenses. The Company shall bear all costs and expenses necessary to administer the Plan.

                  19.6 Notice. Any notice which shall or may be given under this Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Employer at:

                             Black Hills Corporation
                                 P. O. Box 1400
                              Rapid City, SD 57709

marked to the attention of the Secretary of Black Hills Corporation.

                  19.7 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

                  19.8 Effect of Provisions. The provisions of this Plan shall be binding upon the Employer and its successors and assigns, and upon the Participant, Beneficiaries, assigns, heirs, executors and administrators.

                  19.9 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                  19.10 Governing Law. All questions arising with respect to this Plan shall be determined by reference to the laws of the State of South Dakota unless preempted by federal law.

                                              BLACK HILLS CORPORATION


                                              By: /s/ Daniel P. Landguth
                                              Its Chairman, President & CEO